                                                                      EXHIBIT 20

                     DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.
                         COLLECTION PERIOD: JANUARY 2001


DISTRIBUTION DATE:
                     02/20/01


STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE SALE AND SERVICING AGREEMENT

                                                                                                             Per $1,000 of Original
                                                                                                                 Class A/Class B
                                                                                                                     Amounts
                                                                                                             -----------------------
   (i)       Principal Distribution
             ----------------------
                  Class A-1                                                                       $0.00             $0.000000
                  Class A-2                                                                       $0.00             $0.000000
                  Class A-3                                                              $29,485,245.28             $67.011921
                  Class A-4                                                                       $0.00             $0.000000
                  Class B Amount                                                                  $0.00             $0.000000

  (ii)       Interest Distribution
             ---------------------
                  Class A-1                                                                       $0.00             $0.000000
                  Class A-2                                                                       $0.00             $0.000000
                  Class A-3                                                                 $915,614.83             $2.080943
                  Class A-4                                                               $1,051,830.00             $4.350000
                  Class B Amount                                                            $382,415.48             $4.683333

 (iii)       Monthly Servicing Fee                                                          $446,990.19
             ---------------------
                  Monthly Supplemental Servicing Fee                                              $0.00

  (iv)       Class A-1 Principal Balance (end of Collection Period)                               $0.00
             Class A-1 Pool Factor (end of Collection Period)                                 0.000000%
             Class A-2 Principal Balance (end of Collection Period)                               $0.00
             Class A-2 Pool Factor (end of Collection Period)                                 0.000000%
             Class A-3 Principal Balance (end of Collection Period)                     $183,448,435.24
             Class A-3 Pool Factor (end of Collection Period)                               41.6928262%
             Class A-4 Principal Balance (end of Collection Period)                     $241,800,000.00
             Class A-4 Pool Factor (end of Collection Period)                               100.000000%
             Class B Principal Balance (end of Collection Period)                        $81,654,551.40
             Class B Pool Factor (end of Collection Period)                                 100.000000%

   (v)       Pool Balance (end of Collection Period)                                    $506,902,986.64

  (vi)       Interest Carryover Shortfall
             ----------------------------
                  Class A-1                                                                       $0.00             $0.000000
                  Class A-2                                                                       $0.00             $0.000000
                  Class A-3                                                                       $0.00             $0.000000
                  Class A-4                                                                       $0.00             $0.000000
                  Class B                                                                         $0.00             $0.000000
             Principal Carryover Shortfall
             -----------------------------
                  Class A-1                                                                       $0.00             $0.000000
                  Class A-2                                                                       $0.00             $0.000000
                  Class A-3                                                                       $0.00             $0.000000
                  Class A-4                                                                       $0.00             $0.000000
                  Class B                                                                         $0.00             $0.000000

 (vii)       Balance of the Reserve Fund Property (end of Collection Period)
                  Class A Amount                                                         $44,616,970.73
                  Class B Amount                                                                  $0.00

(viii)       Aggregate Purchase Amount of Receivables repurchased by the Seller
                                        or the Servicer                                  $32,435,587.77